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                                                       Exhibit 99.1
                                                     NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

         INVESTOR CONTACT:                           MEDIA CONTACT:
         Kathleen Holmes-Robb                        Suzanne Siber
         Mail.com, Inc.                              Middleberg + Associates
         212/425-4200 x376                           212/699-2550
         kholmesrobb@staff.mail.com                  suzanne@middleberg.com

                MAIL.COM ACQUIRES ALLEGRO, A LEADING PROVIDER OF
                     CORPORATE INTERNET MESSAGING SOLUTIONS
        -ACQUISITION ACCELERATES MAIL.COM'S PENETRATION OF THE CORPORATE
                               OUTSOURCING MARKET-

NEW YORK, NY - AUGUST 23, 1999 - Mail.com, Inc. (NASDAQ: MAIL), a leading global provider of Internet messaging services, today announced it has acquired The Allegro Group, Inc., a leading U.S. provider of corporate e-mail management, screening and hosting services, in a cash and stock transaction. Allegro brings over 1,000 corporate customers to Mail.com, including Continental Airlines, Edy's Ice Cream, Mercedes Benz, NASCAR, Skadden Arps, Smuckers and the U.S. Ski Team. Under the terms of the transaction, Allegro will operate as a subsidiary of Mail.com.

This acquisition illustrates Mail.com's strategy to grow by enhancing its offerings and expanding into additional markets. Building on the Company's core technology and economies of scale generated from its over seven million e-mailboxes under management, Mail.com is dedicated to meeting the needs of the corporate customer, generating predictable, recurring revenues from per-mailbox or pay-per-service fees. Mail.com's entry into the corporate outsourcing market was marked by its agreement with AT&T to provide select AT&T corporate customers with e-mail services.

Gerald Gorman, Chairman and Chief Executive Officer of Mail.com stated, "Our acquisition of Allegro further demonstrates our ongoing commitment to servicing the corporate market. This business combination accelerates Mail.com's penetration of the corporate outsourcing market by extending our distribution network, increasing our customer base and expanding our suite of e-mail services. With Allegro's expertise and technology complementing Mail.com's e-mail solutions, we look forward to serving these newly acquired customers as well as providing our existing customers with enhanced e-mail messaging services."

Allegro was founded in 1995 as a solution for companies seeking an efficient, affordable, scalable alternative to managing e-mail internally, and has evolved into a complete Internet messaging provider for organizations of all sizes. Serving a wide range of industries including legal, healthcare, automotive, education and financial
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MAIL.COM ACQUIRES ALLEGRO, 8/23/99                                     page 2

vertical markets, Allegro provides its clients with Internet e-mail connectivity, virus blocking, content filtering, attachment control, technical support for existing systems and Web and Intranet hosting, all compatible with the customer's existing e-mail platform.

"Allegro's products allow companies to affordably outsource their e-mail connectivity and manage their message traffic, but not at the expense of performance or reliability," said Aaron Fessler, President and Founder of Allegro. "We believe our products, combined with Mail.com's e-mail outsourcing solutions, will satisfy the full range of messaging needs for corporations of all sizes. We look forward to joining the Mail.com family and participating in its ongoing success as a leader in the e-mail messaging market."

ABOUT MAIL.COM
Mail.com, Inc. (http://corp.mail.com) is a leading Internet Messaging Company serving all four market segments that provide e-mail services: direct to consumers, Web sites, ISPs and corporations. Mail.com serves the consumer market through the Mail.com flagship site, www.mail.com, and over 40 high traffic partner Web sites such as NBC, Time Warner, CBS SportsLine, CNET, Standard & Poor's and Snap.com. The Company's ISP and corporate partners include AT&T, EarthLink, GTE and Prodigy.

THIS NEWS RELEASE MAY CONTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FUTURE EVENTS OR THE FUTURE FINANCIAL RESULTS OF MAIL.COM. INVESTORS ARE CAUTIONED THAT SUCH STATEMENTS ARE ONLY PREDICTIONS AND THAT ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. IN EVALUATING SUCH STATEMENTS, INVESTORS SHOULD SPECIFICALLY CONSIDER THE VARIOUS FACTORS WHICH COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED FROM SUCH FORWARD-LOOKING STATEMENTS, INCLUDING THE MATTERS SET FORTH IN MAIL.COM'S REPORTS AND DOCUMENTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

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